EXHIBIT 99.5

HECLA MINING COMPANY

Offer to Exchange up to

$500,000,000

6.875% Senior Notes due 2021

which have been registered under the Securities Act of 1933

for any and all outstanding unregistered

6.875% Senior Notes due 2021

PURSUANT TO THE PROSPECTUS DATED                 , 2013

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Hecla Mining Company (“Hecla”) to exchange up to $500,000,000 principal amount of its 6.875% Senior Notes due 2021 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $500,000,000 principal amount of its issued and outstanding 6.875% Senior Notes due 2021 (the “Original Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated                 , 2013, and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1.	Prospectus dated , 2013;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instruction to Registered Holder from Beneficial Owner; and

5.	Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients’ instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE

EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2013,

UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to Hecla that (A) it is acquiring the Exchange Notes issued in the Exchange Offer in the ordinary course of its business, (B) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the Exchange Offer in violation of the provisions of the Securities Act, (C) it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of Hecla or any guarantor, and (D) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of Hecla or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Each holder will also represent that it is not acting on behalf of any person or entities who could not truthfully make the foregoing representations. The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Original Notes for you to make the foregoing representations.

Hecla will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. Holders who tender their Original Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection with the exchange, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, The Bank of New York Mellon Trust Company, N.A., in the manner set forth below.

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attention: Christopher Landers

By: Telephone: 315-414-3362

Facsimile: 732-667-9408

Very truly yours,

Hecla Mining Company

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF HECLA OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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